Flaherty & Crumrine Preferred Income Fund Incorporated N-CSRS

EXHIBIT 99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, R. Eric Chadwick, Chief Executive Officer and President of Flaherty & Crumrine Preferred Income Fund Incorporated (the “Registrant”), certify that:

1.

The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	July 26, 2018	/s/ R. Eric Chadwick
R. Eric Chadwick, Chief Executive Officer and President
(Principal Executive Officer)

I, Bradford S. Stone, Chief Financial Officer, Treasurer and Vice President of Flaherty & Crumrine Preferred Income Fund Incorporated (the “Registrant”), certify that:

1.

The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	July 26, 2018	/s/ Bradford S. Stone
Bradford S. Stone, Chief Financial Officer, Treasurer and Vice President
(Principal Financial Officer)